Exhibit 99.1
N-able Announces Third Quarter 2026 Results

Delivers ARR Growth of 5% Year-Over-Year at Constant Currency

Exceeds Third Quarter Revenue and Adjusted EBITDA Guidance

Updates Full-Year 2026 ARR Outlook to $558M–$560M

BURLINGTON, Massachusetts - November 5, 2026 - N-able, Inc. (NYSE:NABL), a global cybersecurity company delivering business resilience, today reported results for its third quarter ended September 30, 2026.

“As cyberthreats escalate, we believe every business, no matter its size, deserves enterprise-grade protection,” said N-able president and CEO John Pagliuca. “That conviction is translating into real-world impact, with our AI-powered, end-to-end cybersecurity platform protecting over 500,000 businesses worldwide. We delivered another quarter of profitable growth and our priorities moving forward are clear: keep innovating, keep sharpening our go-to-market execution, and give more businesses the resilience to withstand whatever comes next.”

“The backdrop for cybersecurity remains positive, and we continue to operate with discipline in pursuit of the opportunity ahead,” added N-able CFO Tim O’Brien. “Our repurchase of approximately 5% of our outstanding shares this quarter reflects our confidence in our approach and the long-term value of N-able.”

Third quarter 2026 financial highlights:

•Total revenue of $137.5 million, representing 4.9% year-over-year growth, or 4.6% year-over-year growth on a constant currency basis.
•Subscription revenue of $136.3 million, representing 5.0% year-over-year growth, or 4.7% year-over-year growth on a constant currency basis.
•Total ARR of $553.1 million, representing 4.7% year-over-year growth, or 4.7% year-over-year growth on a constant currency basis.
•GAAP gross margin of 74.9% and non-GAAP gross margin of 78.4%.
•GAAP net loss of $4.4 million, or $0.02 per diluted share, and non-GAAP net income of $22.9 million, or $0.12 per diluted share.
•Adjusted EBITDA of $43.6 million, representing an adjusted EBITDA margin of 31.7%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional recent business highlights:

•N-able Cove Data Protection was ranked number one overall in Infotech’s Enterprise Backup Data Quadrant, including number one for business value created and likelihood to recommend. Cove now protects more than 4 million Microsoft 365 mailboxes and over 200,000 businesses.
•N-able and SentinelOne expanded their strategic partnership to advance resilience against AI-accelerated attacks. The partnership now extends beyond endpoint detection and response to AI, cloud, identity, and managed response, and makes N-able able to deliver SentinelOne FedRAMP solutions.
•N-able launched AI-accelerated Vulnerability and Patch Management in its Unified Endpoint Management platform. It scans and automatically remediates hundreds of third-party applications and is designed to shrink the patching window from days to minutes.
•N-able published The AI Fog Report, a survey of 595 cybersecurity decision-makers and practitioners in the U.S. and U.K. on alert noise and trust in AI security tools. The findings underscore the need for intelligent automation that cuts through alert noise and that security teams can trust.
•N-able announced a distribution partnership with Leader in Australia, giving MSPs, resellers, and systems integrators nationwide access to N-able’s security portfolio.
•N-able previously announced in August 2026 that its Board of Directors approved a $50 million increase to the Company’s share repurchase program, bringing the total authorization under the program to $125 million. In the third quarter, N-able repurchased approximately 10.2 million shares for approximately $38.7 million, representing about 5% of shares outstanding. Approximately $56 million remained on the authorization as of the end of the third quarter.

Balance Sheet

As of September 30, 2026, total cash and cash equivalents were $92.5 million and total debt, net of unamortized discount and debt issuance costs, was $392.7 million. Subsequent to quarter end, N-able borrowed the full $75 million available under its delayed draw term loan facility.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of November 5, 2026, N-able is providing its financial outlook for the fourth quarter of 2026 and its updated financial outlook for full-year 2026. The financial information below includes forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes, IP transfer costs, retention bonuses and restructuring costs and other. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Fourth Quarter of 2026

N-able management currently expects to achieve the following results for the fourth quarter of 2026:

•Total revenue in the range of $133 to $134 million, representing approximately 3% to 4% year-over-year growth on a reported basis and 4% to 5% on a constant currency basis.
•Adjusted EBITDA in the range of $39.6 to $40.6 million, representing approximately 30% of total revenue.

Financial Outlook for Full-Year 2026

N-able management currently expects to achieve the following results for the full-year 2026:

•Total ARR in the range of $558 to $560 million, representing approximately 3% to 4% year-over-year growth on a reported basis and 5% on a constant currency basis.
•Total revenue in the range of $541 to $542 million, representing approximately 6% to 7% year-over-year growth on a reported basis and 5% on a constant currency basis.
•Adjusted EBITDA in the range of $158.5 to $159.5 million, representing approximately 29% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call to discuss its financial results, business and business outlook at 8:30 a.m. ET on November 5, 2026. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full-year 2026, our product development and market opportunity, and the impact of AI and macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) our ability to sell our solutions through distributors and resellers; (d) any decline in our renewal or net retention rates; (e) our ability to successfully incorporate AI-powered features into our solutions, market and sell any AI-powered solutions we develop, garner increased market share projected for AI-powered solutions, and realize efficiencies from the internal use of AI tools, as well as other risks related to our use of AI; (f) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, including increased tariffs or trade wars, or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) recent significant changes to U.S. trade policies and reciprocal trade measures enacted or threatened, which have led and may continue to lead to volatility and uncertainty, including increased market volatility and currency exchange rate fluctuations, which may also cause information technology spending to be reduced or purchasing decisions to be delayed; (h) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (i) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (j) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (k) risks associated with our international operations; (l) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (m) risks that cyberattacks and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (n) our status as a controlled company; (o) our ability to attract and retain qualified employees and key personnel; (p) the timing and success of new product introductions and product upgrades by us or our competitors; (q) our ability to maintain or grow our brands, including the Adlumin brand; (r) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (s) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (t) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (u) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; (v) the risk that any unremediated material weakness could result in a material misstatement in our financial statements, and the increased costs associated with implementing remediation efforts relating to any material weakness, including the material weakness identified in the second quarter 2026; and (w) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2025, that N-able filed with the SEC on February 26, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission on August 10, 2026. All information provided in this press release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business. Non-GAAP financial measures presented for prior periods are derived from, and reflect, the revised GAAP amounts described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR) and ARR on a Constant Currency Basis. We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers. ARR on a constant currency basis is calculated in the same manner as ARR, but using constant currency exchange rates by applying the prior period’s foreign currency-denominated ARR, in order to eliminate the effects of foreign currency fluctuations.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs, IP transfer costs, retention bonuses and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income, respectively, divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•IP Transfer Costs. We provide non-GAAP information that excludes costs incurred in connection with the intercompany transfer of certain intellectual property rights to better align our intellectual property ownership with its business operations, consisting primarily of third-party legal and tax advisory and valuation fees. These costs are directly attributable to the transfer of these rights, would not have been incurred absent the transfers, and are not part of our ongoing operations. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these transactions. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. The income tax effects of these transfers are recorded in income tax expense and are not included in this adjustment.
•Retention Bonuses. We provide non-GAAP information that excludes cash retention bonuses awarded in connection with our July 2026 workforce reorganization to a limited number of employees whose continued service is critical to completing the July 2026 workforce reorganization, including the transition of responsibilities from eliminated roles. These bonuses were approved as part of the reorganization plan, are payable only if the employee remains employed through the end of the applicable retention agreement, and are separate from, and in addition to, our annual bonus, merit increase, and equity award programs. We would not have awarded these bonuses absent the reorganization, the related expense is limited to the defined retention period, and we do not intend to offer similar bonuses as part of our ongoing compensation practices. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. Retention costs related to acquisitions continue to be included in transaction-related costs.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs and other which consist of severance and related employee benefit costs and the estimated costs of exiting and terminating facility lease commitments incurred in connection with restructuring plans approved by management, including our July 2026 workforce reorganization, as well as certain other costs related to our corporate restructuring activities that are not directly attributable to a restructuring plan. These restructuring costs are directly attributable to specific restructuring actions and would not have been incurred absent those actions. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, interest on deferred consideration, the income tax effect of the non-GAAP exclusions, and the tax effect of IP transfers. Interest on deferred consideration represents interest expense recognized on the time-based portion of the deferred consideration related to our acquisition of Adlumin. The tax effect of IP transfers represents the income tax expense recognized in connection with the intercompany transfer of certain intellectual property rights described above under IP Transfer Costs. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average diluted outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes, IP transfer costs, retention bonuses and restructuring costs and other. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Transaction related costs, spin-off costs, stock-

based compensation expense and related employer-paid payroll taxes, IP transfer costs, retention bonuses and restructuring costs and other are described under Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin above. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and certain one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. We define free cash flow as net cash provided by operating activities less purchases of property and equipment and purchases of intangible assets and other. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses. Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.

About N-able

N-able protects businesses from evolving cyberthreats. Our AI-powered cybersecurity platform delivers business resilience to over 500,000 organizations worldwide, leveraging advanced end-to-end capabilities, simplified workflows, market-leading integrations, and flexible deployment options to improve efficiency and drive critical security outcomes. Our partner-first approach pairs our technology with experts, training, and peer-led events that empower customers to be secure, resilient, and successful. n-able.com

© 2026 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$92,480	$111,837
Accounts receivable, net of allowances of $3,879 and $4,059 as of September 30, 2026 and December 31, 2025, respectively	45,155	49,972
Income tax receivable	3,194	3,432
Recoverable taxes	6,426	9,807
Current contract assets	16,092	19,528
Prepaid and other current assets	23,781	21,494
Total current assets	187,128	216,070
Property and equipment, net	43,051	38,392
Operating lease right-of-use assets	33,892	28,666
Deferred taxes	1,769	4,164
Goodwill	1,010,761	1,024,300
Intangible assets, net	53,353	64,786
Other assets, net	33,378	33,340
Total assets	$1,363,332	$1,409,718
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,307	$8,999
Accrued liabilities and other	49,027	55,283
Current contingent consideration	—	10,840
Current deferred consideration	65,704	60,720
Current operating lease liabilities	6,941	7,203
Income taxes payable	9,351	9,986
Current portion of deferred revenue	20,468	27,207
Current debt obligation	5,176	4,000
Total current liabilities	168,974	184,238
Long-term liabilities:
Deferred revenue, net of current portion	443	1,747
Non-current deferred taxes	1,720	1,847
Non-current operating lease liabilities	34,309	29,284
Long-term debt, net of current portion	387,557	389,873
Other long-term liabilities	2,067	685
Total liabilities	595,070	607,674
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized, 193,280,796 and 190,459,837 shares issued, and 179,319,903 and 186,683,682 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	193	190
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Treasury stock, at cost: 13,960,893 and 3,776,155 shares as of September 30, 2026 and December 31, 2025, respectively	(68,690)	(30,000)
Additional paid-in capital	772,745	746,599
Accumulated other comprehensive income	15,569	32,514
Retained earnings	48,445	52,741
Total stockholders' equity	768,262	802,044
Total liabilities and stockholders' equity	$1,363,332	$1,409,718

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Subscription and other revenue	$137,451	$131,058	$408,043	$379,667
Cost of revenue:
Cost of revenue	30,322	25,490	85,708	73,598
Amortization of acquired technologies	4,232	4,240	12,710	12,636
Total cost of revenue	34,554	29,730	98,418	86,234
Gross profit	102,897	101,328	309,625	293,433
Operating expenses:
Sales and marketing	39,073	40,488	124,345	123,254
Research and development	27,006	25,188	79,771	75,408
General and administrative	20,756	24,288	60,919	71,425
Amortization of acquired intangibles	663	497	1,656	1,499
Total operating expenses	87,498	90,461	266,691	271,586
Operating income	15,399	10,867	42,934	21,847
Other expense, net:
Interest expense, net	(8,057)	(8,631)	(23,989)	(23,792)
Other (expense) income, net	183	4,950	(913)	5,643
Total other expense, net	(7,874)	(3,681)	(24,902)	(18,149)
Income before income taxes	7,525	7,186	18,032	3,698
Income tax expense	11,898	6,272	22,328	14,636
Net income (loss)	$(4,373)	$914	$(4,296)	$(10,938)
Net income (loss) per share:
Basic income (loss) per share	$(0.02)	$0.00	$(0.02)	$(0.06)
Diluted income (loss) per share	$(0.02)	$0.00	$(0.02)	$(0.06)
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic income (loss) per share:	186,087	187,599	187,408	188,213
Shares used in computation of diluted income (loss) per share:	186,087	188,420	187,408	188,213

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net (loss) income	$(4,373)	$914	$(4,296)	$(10,938)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,914	11,162	32,927	32,572
(Benefit from) provision for doubtful accounts	(110)	2,205	(180)	2,442
Stock-based compensation expense	8,800	11,881	29,996	36,434
Loss (gain) on asset disposal	36	(157)	36	(319)
Deferred taxes	2,234	17	2,215	96
Amortization of debt issuance costs and discounts	230	396	684	1,180
Loss (gain) on foreign currency exchange rates	567	(4,213)	2,967	(2,619)
Loss (gain) on contingent consideration	—	1,880	(303)	3,498
Deferred consideration expense	1,680	3,884	4,984	11,414
Loss (gain) on lease modification	99	—	110	(441)
Other non-cash expenses	—	—	2	521
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	1,458	457	5,159	(2,381)
Income taxes receivable	(12)	25	222	(206)
Recoverable taxes	823	202	3,200	16,915
Current contract assets	(672)	(6,810)	3,436	(9,909)
Operating lease right-of-use assets, net	(298)	(508)	(1,753)	(671)
Prepaid expenses and other current assets	1,380	(2,088)	1,333	(6,534)
Accounts payable	(2,630)	616	3,039	1,269
Accrued liabilities and other	5,458	4,465	(5,015)	(1,214)
Income taxes payable	3,688	1,019	(462)	442
Deferred revenue	(1,066)	(1,375)	(8,206)	(4,273)
Other long-term assets	(723)	(7)	1,307	417
Other long-term liabilities	1,317	37	1,383	171
Net cash provided by operating activities	28,800	24,002	72,785	67,866
Cash flows from investing activities
Purchases of property and equipment	(6,575)	(6,580)	(18,070)	(13,656)
Purchases of intangible assets and other	(2,499)	(2,845)	(7,746)	(8,642)
Return of deposits in escrow	—	—	—	299
Acquisitions	(3,000)	—	(3,000)	—
Net cash used in investing activities	(12,074)	(9,425)	(28,816)	(21,999)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(765)	(1,741)	(6,140)	(11,511)
Proceeds from issuance of common stock under employee stock plans	647	1,062	1,824	2,360
Repurchase of common stock	(37,781)	(10,000)	(37,781)	(20,000)
Deferred acquisition payments	—	—	(10,537)	(5,358)
Repayments of debt	(1,254)	(875)	(3,254)	(2,625)
Payments of debt issuance costs	—	—	(2,298)	—
Net cash used in financing activities	(39,153)	(11,554)	(58,186)	(37,134)
Effect of exchange rate changes on cash and cash equivalents	(905)	4,538	(5,140)	7,506
Net (decrease) increase in cash and cash equivalents	(23,332)	7,561	(19,357)	16,239
Cash and cash equivalents
Beginning of period	115,812	93,874	111,837	85,196
End of period	$92,480	$101,435	$92,480	$101,435

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Supplemental disclosure of cash flow information
Cash paid for interest	$6,736	$6,260	$20,138	$18,966
Cash paid for income taxes	$3,319	$5,657	$16,923	$11,554
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(2,412)	$295	$(9)	$786
Right-of-use assets obtained in exchange for operating lease liabilities	$147	$—	$11,024	$5,580
Unsettled repurchases of common stock included in accrued liabilities and other	$909	$—	$909	$—
Insurance premiums financed	$1,430	$—	$1,430	$—
Assets acquired in exchange for vendor credits	$7	$157	$7	$319

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP cost of revenue	$34,554	$29,730	$98,418	$86,234
Stock-based compensation expense and related employer-paid payroll taxes	(372)	(427)	(1,175)	(1,368)
Amortization of acquired technologies	(4,232)	(4,240)	(12,710)	(12,636)
Transaction related costs	—	(60)	83	(314)
Retention bonuses	(45)	—	(45)	—
Restructuring costs and other	(250)	(46)	(250)	(46)
Non-GAAP cost of revenue	$29,655	$24,957	$84,321	$71,870

GAAP gross profit	$102,897	$101,328	$309,625	$293,433
Stock-based compensation expense and related employer-paid payroll taxes	372	427	1,175	1,368
Amortization of acquired technologies	4,232	4,240	12,710	12,636
Transaction related costs	—	60	(83)	314
Retention bonuses	45	—	45	—
Restructuring costs and other	250	46	250	46
Non-GAAP gross profit	$107,796	$106,101	$323,722	$307,797

GAAP sales and marketing expense	$39,073	$40,488	$124,345	$123,254
Stock-based compensation expense and related employer-paid payroll taxes	(2,955)	(4,446)	(10,902)	(13,626)
Transaction related costs	—	(864)	122	(3,184)
Retention bonuses	(519)	—	(519)	—
Restructuring costs and other	(2,279)	(190)	(2,842)	(419)
Non-GAAP sales and marketing expense	$33,320	$34,988	$110,204	$106,025

GAAP research and development expense	$27,006	$25,188	$79,771	$75,408
Stock-based compensation expense and related employer-paid payroll taxes	(1,885)	(2,981)	(7,289)	(9,040)
Transaction related costs	—	(184)	18	(470)
Retention bonuses	(156)	—	(156)	—
Restructuring costs and other	(2,189)	(139)	(2,176)	(261)
Non-GAAP research and development expense	$22,776	$21,884	$70,168	$65,637

GAAP general and administrative expense	$20,756	$24,288	$60,919	$71,425
Stock-based compensation expense and related employer-paid payroll taxes	(3,700)	(4,302)	(11,570)	(13,956)
Transaction related costs	(917)	(4,417)	(2,439)	(13,388)
IP transfer costs	(815)	—	(1,394)	—
Retention bonuses	(336)	—	(336)	—
Restructuring costs and other	(80)	(66)	(91)	32
Non-GAAP general and administrative expense	$14,908	$15,503	$45,089	$44,113

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP operating income	$15,399	$10,867	$42,934	$21,847
Amortization of acquired technologies	4,232	4,240	12,710	12,636
Amortization of acquired intangibles	663	497	1,656	1,499
Stock-based compensation expense and related employer-paid payroll taxes	8,912	12,156	30,936	37,990
Transaction related costs	917	5,525	2,216	17,356
IP transfer costs	815	—	1,394	—
Retention bonuses	1,056	—	1,056	—
Restructuring costs and other	4,798	441	5,359	694
Non-GAAP operating income	$36,792	$33,726	$98,261	$92,022
GAAP operating margin	11.2%	8.3%	10.5%	5.8%
Non-GAAP operating margin	26.8%	25.7%	24.1%	24.2%

GAAP net income (loss)	$(4,373)	$914	$(4,296)	$(10,938)
Amortization of acquired technologies	4,232	4,240	12,710	12,636
Amortization of acquired intangibles	663	497	1,656	1,499
Stock-based compensation expense and related employer-paid payroll taxes	8,912	12,156	30,936	37,990
Transaction related costs	917	5,525	2,216	17,356
Interest on deferred consideration	807	1,440	2,396	4,273
IP transfer costs	815	—	1,394	—
Retention bonuses	1,056	—	1,056	—
Restructuring costs and other	4,798	441	5,359	694
Tax benefits associated with above adjustments (1)	(1,648)	(285)	(2,964)	(1,825)
Tax effect of IP transfers	6,746	—	6,746	—
Non-GAAP net income	$22,925	$24,928	$57,209	$61,685

GAAP diluted income (loss) per share	$(0.02)	$0.00	$(0.02)	$(0.06)
Non-GAAP diluted income per share	$0.12	$0.13	$0.30	$0.33

Shares used in computation of GAAP diluted income (loss) per share:	186,087	188,420	187,408	188,213
Shares used in computation of non-GAAP diluted income per share:	187,198	188,420	188,567	189,047
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and nine months ended September 30, 2026 and 2025, respectively, are calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income (loss)	$(4,373)	$914	$(4,296)	$(10,938)
Amortization	6,895	6,408	20,214	18,848
Depreciation	4,019	4,754	12,713	13,724
Income tax expense	11,898	6,272	22,328	14,636
Interest expense, net	8,057	8,631	23,989	23,792
Unrealized foreign currency losses (gains)	567	(4,213)	2,967	(2,619)
Transaction related costs	917	5,525	2,216	17,356
Stock-based compensation expense and related employer-paid payroll taxes	8,912	12,156	30,936	37,990
IP transfer costs	815	—	1,394	—
Retention bonuses	1,056	—	1,056	—
Restructuring costs and other	4,798	441	5,359	694
Adjusted EBITDA	$43,561	$40,888	$118,876	$113,483
Adjusted EBITDA margin	31.7%	31.2%	29.1%	29.9%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Growth Rate	2026	2025	Growth Rate

GAAP subscription revenue	$136,343	$129,865	5.0%	$404,567	$375,751	7.7%
Estimated foreign currency impact (1)	(405)	—	(0.3)	(7,492)	—	(2.0)
Non-GAAP subscription revenue on a constant currency basis	$135,938	$129,865	4.7%	$397,075	$375,751	5.7%

GAAP other revenue	$1,108	$1,193	(7.1)%	$3,476	$3,916	(11.2)%
Estimated foreign currency impact (1)	(12)	—	(1.0)	(52)	—	(1.3)
Non-GAAP other revenue on a constant currency basis	$1,096	$1,193	(8.1)%	$3,424	$3,916	(12.6)%

GAAP subscription and other revenue	$137,451	$131,058	4.9%	$408,043	$379,667	7.5%
Estimated foreign currency impact (1)	(417)	—	(0.3)	(7,544)	—	(2.0)
Non-GAAP subscription and other revenue on a constant currency basis	$137,034	$131,058	4.6%	$400,499	$379,667	5.5%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and nine months ended September 30, 2026, respectively.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net cash provided by operating activities	$28,800	$24,002	$72,785	$67,866
Purchases of property and equipment	(6,575)	(6,580)	(18,070)	(13,656)
Purchases of intangible assets and other	(2,499)	(2,845)	(7,746)	(8,642)
Free cash flow	19,726	14,577	46,969	45,568
Cash paid for interest, net of cash interest received	6,736	6,260	20,138	18,966
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items (1)	3,812	1,721	7,891	8,285
Unlevered free cash flow (1)	$30,274	$22,558	$74,998	$72,819
_________________
(1) Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.